CONSOLIDATED NATURAL GAS COMPANY
                        ANNUAL EXECUTIVE INCENTIVE PROGRAM
                        __________________________________
                                  APPROVED 10-22-90
                                  EFFECTIVE 01-01-91
                    AMENDED 07-09-91 (BONUS PAYMENT ALTERNATIVES)
            AMENDED 07-13-92 (15% CAP ON BONUS POOL PERFORMANCE MEASURES)



1.   ESTABLISHMENT OF BONUS POOL
     ___________________________

     The Compensation and Benefits Committee of the Board of Directors annually compares Consolidated's performance against performance goals that are approved by the Committee at the beginning of each year. The performance measures may be changed from time to time as deemed appropriate by the Committee.

     The performance measures are as follows:

    PERFORMANCE MEASURE (P.M.)                HOW MEASURED (1)             WTG.
   ____________________________      __________________________________    ____
1.  Fixed Charge Coverage Ratio      Against Internally Established Goal    20%
2.  Return on Equity                 Against Peer Group ROE Average         40%
3.  Net Income                       Against Internally Established Goal    20%
4.  Cash Flow                        Against Internally Established Goal    20%

     The Compensation and Benefits Committee will establish an annual bonus pool as follows:

Weighted Average % Differential Between Goals and Actual Performance =

20% x % differential between goal and actual P.M. #1 + 40% x % differential between CNG and Peer P.M. #2+
20% x % differential between goal and actual P.M. #3 + 20% x % differential between goal and Actual P.M. #4

     The Weighted Average % Differential as calculated by the above formula determines the % of Corporate Net Income, not to exceed 3.25%, that will be allocated to the bonus pool.

(1)Note:
   _____

     The % differential between the goal and actual performance for each performance measure will not exceed +15%. The Compensation and Benefits Committee approved putting an upside cap of +15% on each performance measure to keep any one performance measure from substantially impacting the overall weighting which is used to reflect overall performance and determine bonus pool size.

2.   ALLOCATION OF BONUS POOL TO SUBSIDIARY COMPANIES
     ________________________________________________

     The Chairman will determine the distribution of the Bonus Pool to each eligible subsidiary by comparing each company's performance against performance measures that are established and approved by the Chairman at the beginning of each performance year. The performance measures may be changed from time to time as deemed appropriate by the Chairman and/or the Compensation and Benefits Committee.

     Approximately 80% of the Bonus Pool will be allocated to participating subsidiaries based on their respective actual performance compared to the approved goals.

     Approximately 20% of the Bonus Pool will be allocated at the discretion of the Chairman.

     The Subsidiary Performance Measures are as follows:

       BUSINESS UNIT                     PERFORMANCE MEASURE               WTG.
___________________________     _____________________________________      ____

CNG Corporate                   #1 Controllable O&M Expense vs. Goal        30%
                                #2 Net Income vs. Goal (Sum of  Operating   30%
                                                        Co. N.I. Goals)
                                #3 Corporate ROE vs. Peer Group ROE Avg.    40%

Transmission & Distribution     #1 Net Income vs. Goal                      20%
                                #2 Cash Flow vs. Goal                       20%
                                #3 Controllable O&M Expense vs. Goal        20%
                                #4 Throughput vs. Goal                      20%
                                #5 Net Income to Net Plant vs. Goal         20%

Exploration & Production        #1 Net Income vs. Goal                      20%
                                #2 Cash Flow vs. Goal                       20%
                                #3 Finding & Development Costs vs. Goal     20%
                                #4 Reserve Additions vs. Goal               20%
                                #5 Net Income to Net Plant vs. Goal         20%

Note:
_____

     Operating companies may substitute an approved negotiated goal for one of the Performance Measures other than net income or cash flow. The substituted goal must be approved by the CEO and is subject to peer review.

     Where Controllable O&M Expense Goals are established, it is recognized that circumstances may change during the course of a performance period and unanticipated expenses may be incurred over which the companies, or departments at CNG Corporate, have no control. In those cases, i.e., unanticipated legal expenses relating to unforeseeable legal proceedings, the effected company president or CNG Corporate department head may make an "exception request" in writing to the CEO either asking for a revision to the goal or that a particular expense be excluded when comparing actual performance to goal. If the expense is excluded, then any additional income generated from the expense should also be excluded from appropriate net income amounts.

     The operating company presidents will distribute 80% of their total allocation based on their respective company's performance and retain 20% for discretionary allocation based on individual participant contribution/ performance.

3.   ESTABLISHMENT OF PERFORMANCE GOALS
     __________________________________

     The performance goals for the System and each operating company are to be constructed with reference to five major sources of information: (1) the Annual Long-Range Financial Forecast presented at the December or January Board of Directors meeting; (2) actual performance for the prior year; (3) information submitted at the November Business Plan Reviews; (4) management's desire to achieve "stretch" goals; and, (5) compatibility with the System's stated strategic objectives.

     The Long-Range Financial Forecast acts as a base line in developing performance goals. Because this forecast is used in preparing longer-range financial plans, it is generally conservative in nature. However, the minimum earnings standards which the System must achieve to be a satisfactory performer in the financial markets is usually higher than the forecast.

     Actual performance for the prior year is primarily a reference point for System performance measures. Investor expectations of growing earnings and possible stock price appreciation are critical to our incentive award plan. Historical performance is also valuable in assessing the reasonableness of individual operating companies' performance goals.

     In the November Business Plan Reviews, operating company managements assess the opportunities and risks that their companies face relative to achievement of the coming year's goals. This "upside/downside" analysis is useful in documenting performance potential relative to issues that are controllable by management. It also helps clarify the degree and magnitude of risks that are external to the Company.

     "Stretch" goals are useful in that they measure individual company's attempts to achieve excellence. There is no question that the "stretch" goals adopted by management are near the upper limit of what is achievable in today's uncertain business environment. Nonetheless, an incentive award system is aimed at eliciting superior performance from management.

     Finally, the Corporate Strategy assigns special roles to the various business units. Recognizing this, the performance measures, in part, relate to these special roles, although profitability will remain the primary yardstick of achievement.

4.   PARTICIPANT ELIGIBILITY
     _______________________

     All employees on System Executive Payroll.

5.   PARTICIPANT BONUS ALLOCATION GUIDELINES
     _______________________________________

     1. Based on participant's salary at end of performance year. Pro-rated based on number of months of eligibility during performance year.

     2. Based on participant's performance rating for performance year. To be eligible, participant's performance must at least meet expectations of the position.

     3.  Bonus Thresholds, Targets and Maximums are as follows:

________________________________________________________________________________
________________
                                               (a)                 (b)
(c)
                                            THRESHOLD Bonus     TARGET Bonus
MAX. Bonus
  Executive                                 As % of 12/31       As % of 12/31
As % of 12/31
Salary/Grade                                Base Salary         Base Salary
Base Salary
________________________________________________________________________________
________________

 12 - 15                                        20%                 50%
70%
  9 - 11                                        18%                 45%
63%
  7 -  8                                        16%                 40%
56%
  5 -  6                                        14%                 35%
49%
  3 -  4                                        12%                 30%
42%
  1 -  2                                        10%                 25%
35%
________________________________________________________________________________
________________

(a)  -15% total weighted average deviation from goals
(b)    0% total weighted average deviation from goals
(c)  +15% total weighted average deviation from goals


Note:
_____

     In recognition of the role that the operating company presidents have in planning and achieving Corporate goals, their respective bonuses will be weighted 30% with respect to the attainment of the Corporate goals used to establish the bonus pool.


6.   INCENTIVE AWARD PAYMENT ALTERNATIVES (AMENDED 07/09/91)
     _______________________________________________________

     1.  Cash
     2.  Stock (CNG Common - $2.75 Par Value)

     If an incentive award is paid, at the discretion of the Company, up to 50% of the award payment may be made with CNG common stock. If a portion of the incentive award is given in stock, it will be in 25% increments of the total award, i.e., 25% or 50%.

     If stock awards are given, the dollar value of the stock award portion will be calculated as follows:

     The dollar value will be increased by a factor reflecting the short-term cost of money. The Chase Manhattan prime interest rate in effect on March 1, or the next business day following March 1 if that day falls on a weekend, following the performance year will be used for this calculation. Once the factor has been applied, the enhanced dollar value of the stock award portion will be divided by the closing price of the Company's common stock on March 15 or the preceding business day if that day falls on a weekend, to determine the number of shares of stock to be awarded. Only whole shares of stock will be awarded. Uneven amounts will be rounded up to the next whole share.

     If stock awards are given and a stock deferral election was NOT made:

     1.  All stock awards will be issued only in the name of the participant.

     2. All stock awards will have a six-month holding period requirement or restriction.

     3. By letter of agreement (Attachment A) between the Company and the participant, issuances of Common Stock ($2.75 par value) will be registered in the name of the participant, but will be subject to forfeiture and other terms, conditions and restrictions specified in the Letter of Agreement and the 1991 Stock Incentive Plan.

     4. Risk of forfeiture - If a participant leaves the employment of the Company prior to the end of the six-month holding period, the employee's rights to the stock will be forfeited. The only exceptions would be termination of employment for death, permanent and total disability, retirement or involuntary termination by the Company. If one of the exception events occurs during the six-month holding period, the stock award will be payable in full as soon as practical following the event.

     5. The participant shall not sell, assign, transfer, pledge, hypothecate or make any other disposition of any shares of the awarded stock until the six-month holding/restriction period has lapsed.

     6. During the six-month holding period, the participant has the right to vote the Stock and to receive dividends thereon. Any dividends paid during the restricted holding period will be taxable to the employee and will be treated and shown as W-2 earnings subject to withholding during the holding period.

     7. Stock certificates will be distributed at the end of the six-month holding period and taxes will be due and payable upon receipt of the stock certificate based on the market value of the stock at the end of the holding period. The taxable event occurs at the time the restrictions lapse.

Note:
_____

     The only additional restriction which is applicable only to Section 16 "Insiders" is when the "insiders" sell their bonus stock, which is a reportable event, the sale of the stock will be subject to 16(b) short-swing profit liabilities.

If stock awards are given and a stock deferral election had been made:

     1. The deferred restricted stock will have a six-month holding period requirement or restriction, i.e., (March 15 of the payment year - September 15 of the payment year). Stock certificates will not be issued for deferred restricted stock. Therefore, there are no voting rights associated with deferred restricted stock.

     2. The participant's "stock credit account" will be credited with common stock equivalents, as determined on March 15 of the payment year, at the end of the restricted holding period.

     3. Risk of forfeiture - If a participant terminates employment with the Company prior to the end of the six-month holding period, the participant forfeits all rights to the awarded stock. The only exceptions are death, permanent and total disability, retirement or involuntary termination by the Company. If one of the exception events occurs, payment will be made in accordance with the Executive Incentive Deferral Plan.

     4. Dividend equivalent payments will be credited to the participant's stock credit account during the restriction period.

     If the Company elects to pay a portion of the incentive award in stock, a participant may elect to receive an additional 25% of the total award in stock in lieu of 25% cash payment. If this option is elected by the participant, the Chase Manhattan enhancement factor stated above will also be applied to this portion of the award to determine the number of shares of stock to be awarded instead of a cash payment. If this option is elected by the participant, this stock is subject to the same six-month holding period requirement stated above. If a participant opts for this method of payment, an irrevocable election to do so must be made by January 31 OF THE PAYMENT YEAR on a form provided specifically for this purpose by the Company (Attachment B). If a deferral election is made, the 25% stock in lieu of cash election must be made at the same time the deferral election is made (by January 31 of the performance year).

Taxes:
______

     1.  If no deferral election is made-
         ________________________________
         Appropriate taxes will be withheld on the cash portion of the bonus at time of payment. If a portion of the bonus is paid in restricted stock, there is no tax liability at time of award. However, there is a tax liability at ordinary income tax rates on the full value of the shares (reflecting appreciation or depreciation) when the restrictions lapse at the end of the six-month holding period when the participant receives the stock certificate and is informed of their tax liability. A participant has twenty-one calendar days following the end of the holding period to remit a check to the Company for applicable withholding taxes. If a participant fails to remit a check to the Company within the twenty-one day period, satisfying their full tax liability, the appropriate taxes will be withheld from the participant's regular payroll check(s).

     2.  If a deferral election is made-
         _______________________________
         Social Security taxes (FICA) on the cash portion of the award which is deferred will be withheld at the time of the award from the cash portion not deferred or from the participant's regular payroll check(s). All other taxes on the cash deferral will be payable on the deferred payment date(s). With the exception of Social Security tax, which is payable on the dollar value of the stock equivalents posted to the participant's "stock credit account" at the end of the restriction period, all other applicable taxes will be deferred until the deferral payment date(s). The applicable Social Security tax will be withheld from the participant's regular pay check(s) as soon as possible following the end of the restriction period. If other arrangements are to be made to fulfill the Social Security obligation, it is the responsibility of the participant to make those arrangements directly with his/her payroll department in a timely fashion so the obligation is fulfilled within twenty-one calendar days from the end of the restriction period.

7.   DEFERRED PAYMENT
     ________________

     Participants may make an irrevocable election by January 31 of the performance year, on a form provided by the Company specifically for deferral and award payment purposes, to defer to their retirement date the receipt of any amount of their prospective bonus awards as follows:

     1. If cash is the method of payment determined by the Company for the total incentive award, the participant may defer cash payment in increments of 10%.

     2. If a combination of cash and stock is the method of payment determined by the Company, the participant may defer payment of the cash portion and/or the stock portion in increments of 25%.

     Details of the deferral program are covered in Attachment C - Executive Incentive Deferral Plan.

12/13/94

                                                                  Attachment A

                   ANNUAL EXECUTIVE INCENTIVE PROGRAM
                         RESTRICTED STOCK AWARD



     RESTRICTED STOCK AWARD AGREEMENT dated as of March 16, 1992, between Consolidated Natural Gas Company, a Delaware corporation (CNG), and ____________, an employee of CNG or one of its subsidiary corporations (Employee).

     WHEREAS, on March 16, 1992, the Compensation and Benefits Committee of the Board of Directors of CNG awarded Employee shares of common stock ($2.75 par value) of CNG (the awarded stock) pursuant to the CNG 1991 Stock Incentive Plan (the Plan), a copy of which is attached as Exhibit A and made a part hereof.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, intending to be legally bound, and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1. The above described award is subject to all the terms and conditions of the Plan and of this Agreement. For purposes of this Agreement, the term "awarded stock" shall include any shares of common stock or other securities of CNG which may be acquired by Employee with respect to awarded stock as a result of a stock split or stock dividend or other extraordinary corporate transaction affecting shares. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

     2. The certificate representing ________ shares of awarded stock, registered in the name of Employee, will be held by CNG, together with a stock power which shall be executed in favor of CNG by Employee, until such time as the restriction on the awarded stock shall lapse. Except as otherwise provided in the Plan, all restrictions on the shares of awarded stock shall lapse on September 16, 1992.

         If Employee shall die, become permanently and totally disabled, or reach age 65, all restrictions shall lapse and cease to be effective as of the end of the month in which Employee dies, attains age 65, or is deemed to be permanently and totally disabled. For purposes of this agreement, Employee shall be deemed to be permanently and totally disabled if Employee is terminated due to disability and is eligible as a result thereof for a disability pension under CNG's pension plan then in effect or benefits under CNG's long-term disability plan then in effect.

     3. While the certificate is held by CNG, Employee shall have the right to vote the awarded stock and to receive dividends thereon.

     4. Employee shall not sell, assign, transfer, pledge, hypothecate or make any other disposition of any shares of the awarded stock until the restriction on such shares shall have lapsed.

     5.  Subject to the provisions of the Plan and except as provided in
         Section 2 hereof, Employee shall forfeit his/her then remaining rights to any awarded stock as to which restriction has not then lapsed if his/her employment with CNG or any of its subsidiary corporations shall terminate for any reason.

     6. If Employee has elected to defer, under the terms of the CNG Executive Incentive Deferral Plan, the receipt of awarded stock set forth in paragraph 2, no certificate representing such deferred awarded stock will be issued. The restrictions on such stock award set forth herein shall be applicable to deferred stock awards except that Employee shall not have the right to vote deferred stock. A stock credit will be recorded on September 16, 1992, on the books of the Company in accordance with the terms of the CNG Executive Incentive Deferral plan reflecting the awarded stock. Dividend equivalent payments will be credited to Employee's stock credit account on the deferred awarded stock during the restriction period.

     7. Upon lapse of the restriction on awarded shares and as a condition to the delivery of certificate therefor, CNG shall withhold from the employee's wages all taxes which it is required to withhold under federal, state, and local laws.

     8. This agreement shall be governed by the laws of the State of Delaware. This Agreement constitutes the entire agreement between the parties with respect to the awarded stock under the Plan, and supersedes any prior agreements or documents with respect to such awarded stock. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon CNG or any subsidiary or impair the rights of Employee with respect to the awarded stock shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of CNG and by Employee.

     IN WITNESS WHEREOF, CNG has caused this Restricted Stock Award Agreement to be duly executed by an authorized officer and Employee has hereunto set his/her hand and seal, all as of the date and year first above written.


                                              CONSOLIDATED NATURAL GAS COMPANY



                                          By   __________________________
                                               Secretary


                                               __________________________L.S.
                                               Employee

                                                                   Attachment B

Consolidated Natural Gas System
EXECUTIVE                   Instructions:
DEFERRAL AND AWARD          -  Complete this form to irrevocably
PAYMENT ELECTIONS              defer the receipt of all or a portion
                               of the incentive award.
CGS 873 10/91               -  Complete a Beneficiary Designation Form
                               (CGS 874) if this is your first
                               deferral election or if you wish to change a prior designation.
                            -  Completion of this form does not guarantee
                               that an incentive award will
                               be paid for any performance year.
                            -  Must be submitted by January 31 of the
                               performance year to:
                                   Human Resources Department
                                   Consolidated Natural Gas Company
                                   CNG Tower
                                   625 Liberty Avenue
                                   Pittsburgh, PA  15222-3199

          ___________________________________________________________________
         /   Last Name (Please print)      /     First Name     /   Middle  /
        /                                 /                    /  Initial  /
       /__________________________________________________________________/
      /   Subsidiary Company            /  Social Security Number        /
     /__________________________________________________________________/

I hereby authorize the deferral of the receipt of my incentive award to my date of retirement by making the following irrevocable election: (BOTH ALTERNATIVES MUST BE COMPLETED)

CASH ONLY PAYMENT ALTERNATIVE

For performance year 19___, if the Company pays the total award in cash, I elect to defer ___% of the award (MUST BE IN 10% INCREMENTS).

CASH AND RESTRICTED STOCK PAYMENT ALTERNATIVE

For performance year 19___, I elect to have an additional 25% of my total
incentive award paid in restricted stock in lieu of cash.     ____ Yes
____ No.

I elect to defer:

_____ % of the cash portion of the award (MUST BE IN 25% INCREMENTS)

_____ % of the restricted stock portion of the award (MUST BE IN 25%
INCREMENTS)

Award payment and deferred elections will remain in effect for future performance years unless revoked in writing or a new deferral election is submitted. Applicable FICA taxes will be withheld on the total value of the award on date of credit to the deferral account.


                                      ________________________________________
                                      Signature                      Date

            Forward WHITE PART to Human Resources - Retain CANARY PART for your file.

                                                     Attachment C










                       CONSOLIDATED NATURAL GAS COMPANY






                      EXECUTIVE INCENTIVE DEFERRAL PLAN
                             Effective 12/13/94

                       CONSOLIDATED NATURAL GAS COMPANY

                      EXECUTIVE INCENTIVE DEFERRAL PLAN

                             Table of Contents
                             _________________



Section                                                                   Page
_______                                                                   ____

1.  Purpose                                                                  1
2.  Definitions                                                              1
3.  Eligibility                                                              2
4.  Deferral of Awards                                                       2
5.  Payment of Deferred Amounts                                              7
6.  Administration                                                          10
7.  General Provisions                                                      11

                       CONSOLIDATED NATURAL GAS COMPANY

                      EXECUTIVE INCENTIVE DEFERRAL PLAN

1.  Purpose
    _______

    The purpose of the Consolidated Natural Gas Company Executive Incentive Deferral Plan (the "Plan") is to offer each employee of the Company who is eligible to participate in the Consolidated Natural Gas Company Annual Executive Incentive Program (the "Program") the opportunity to defer receipt of awards that may be made under the Program until after termination of employment and to earn appropriate additional compensation during employment and thereafter with respect to such deferred awards.

2.  Definitions
    ___________

    Whenever used in the Plan, the following terms shall have the meaning set forth below:

    (a) "Closing Price" means the closing price per share of the Company's Common Stock on the composite tape of New York Stock Exchange securities transactions as reported in THE WALL STREET JOURNAL, for the day at issue or the nearest previous trading day if no trade is reported for the day at issue.

    (b)  "Company" means Consolidated Natural Gas Company.

    (c) "Committee" means the Compensation and Benefits Committee of the Board of Directors of the Company.

    (d) "Common Stock" means the Common Stock ($2.75 par value) of the Company.

    (e) "Insider" means those employees of the Company who have been determined by the Board of Directors of the Company to be an "officer" of the Company within the meaning of Rule 16a-l(f) for purposes of Section l6 of the Securities and Exchange Act of 1934.

    (f) "Stock Credit" means a credit that is equivalent to one share of Company Common Stock.

    (g)  "Plan Year" means the calendar year.

3.  Eligibility
    ___________

    All employees of the Company who are eligible to participate in the Program are eligible to participate in the Plan.

4.  Deferral of Awards
    __________________

    (a) Each eligible employee may elect to participate in the Plan (the "Participant") and have all or a specified percentage of the cash portion or the stock portion of the award that may be made to such Participant under the Program for services in a subsequent calendar year deferred under the Plan and paid in cash as hereafter provided.

    (b) An election to defer an award shall be made in writing on a form supplied by the Company and shall be filed with the Company by January 31 of the calendar year in which services will be performed for such award (a "Service Year"). The Participant must also elect the portion of his or her award he or she wishes to receive in stock, by such date. However, any person who is hired or promoted into the class of employees eligible to participate in the Program, on or after February 1 of any Service Year, may elect to defer any award that may be made for such Service Year by filing an election to that effect within 30 days after his or her date of hire or promotion. An election to defer an award for any Service Year shall become effective and irrevocable on January 3l of such Service Year (or, in a case of a newly hired or promoted employee, upon expiration of 30 days after his or her date of hire or promotion), and shall also apply to awards for each subsequent Service Year through and including any Service Year in which the participant files either a written revocation of such election or a new deferral election in accordance with the provisions of this Section 4. Any such written revocation or new deferral election shall apply only to awards for Service Years subsequent to the Service Year in which such revocation or new deferral election is filed with the Company, and shall become effective and irrevocable on January 3l of the first such subsequent Service Year.

    (c) Any provision of Section 4(b) above to the contrary notwithstanding, no deferral election shall apply to an award for any Service Year in which occurs a "Change in Control" of the Company or to an award for any subsequent Service Year. For purposes of this Plan, a "Change in Control" of the Company means a change in control of a nature that would be required to be reported in response to Item 1(a) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the effective date of this Plan; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when (i) any "person" (as such term is used in Sections 13(d) and 14 (d) (2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of 24 consecutive months commencing before or after the effective date of this Plan, individuals who at the beginning of such 24-month period were directors of the Company cease for any reason (other than death, disability, or retirement in accordance with the Company's policy relating to retirement of directors in effect on the date of this Plan) to constitute at least a majority of the Board of Directors of the Company.

    (d) An award (or percentage thereof) deferred in accordance with the provision above of this Section 4 shall be credited on the books of the Company, on the same date on which it would otherwise have been paid, to a cash credit account or a stock credit account (depending upon the portion of the award deferred) and held in the name of the Participant. Participants in the Plan shall have the rights of unsecured general creditors of the Company with respect to amounts payable under the Plan. The Company may provide for payment of amounts payable under the Plan out of the Company's general assets. Alternatively, the Company may provide, in whole or in part, for payments of amounts payable under the Plan from the assets of a trust established for such purpose, and to the extent of such funding, payment of amounts due under the Plan shall be made from such trust and shall pro tanto discharge the Company's liability for payment under the Plan. However, no such trust shall place assets beyond the reach of the creditors, in the event of insolvency or bankruptcy, of the participating company on whose account assets are held under such trust.

    (e) Amounts equivalent to interest ("Interest Equivalents") shall accrue quarterly on deferred cash awards previously credited to a Participant's cash credit account in accordance with Section 4(d) above and on Interest Equivalents previously credited to a Participant's account in accordance with this Section 4(e). Such Interest Equivalents shall be equal to the product of:

          (i) the rate of interest quoted and published by the Chase Manhattan Bank, N.A. for prime commercial loans on the last business day of the calendar quarter, and

         (ii) the Participant's average daily cash credit account balance during such calendar quarter.

         Interest Equivalents computed in accordance with the preceding sentence for any calendar quarter shall be added to the Participant's cash credit account balance as of the first day of the next succeeding calendar quarter. However, any provision above of this
         Section 4(e) to the contrary notwithstanding, Interest Equivalents for the calendar quarter in which falls the date on which a Participant's cash credit account balance (or portion thereof remaining unpaid) is payable in full (the "Final Payment Date" in the "Final Calendar Quarter") shall be paid to, rather than credited to the account of, the Participant and shall be equal to the product of:

              (A) The rate of interest quoted and published by the Chase Manhattan Bank, N.A. for prime commercial loans on the last business day of the calendar quarter immediately preceding the Final Calendar Quarter which coincides with the Final Payment Date

              (B) The Participant's average daily cash credit account balance during the entire Final Calendar Quarter (with such balance for each day following the Final Payment Date being deemed to be zero, and such balances included in the calculation of the average daily account balance).

    (f) If the deferral is wholly or partly the stock portion of Participant's award, the Participant's Stock Credit account shall be credited with Common Stock equivalents equal to the number of shares of Common Stock (including fractions of a share to the nearest ten thousandth) that Participant would have received had he not elected to defer the stock portion of his award. As of the date any dividend is paid to holders of Common Stock, the Participant's Stock Credit account shall also be credited with additional Common Stock equivalents equal to the number of shares of Common Stock (including fractions of a share to the nearest ten thousandth) that could have been purchased at the Closing Price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the Participant's Stock Credit account is then equivalent ("Dividend Equivalents"). In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the date of distribution of the dividend, as determined by the Committee. The amount of Stock Credits credited to each Participant's Stock Credit account shall be appropriately adjusted upon the occurrence of any stock split or reverse stock split. [In the event of any other extraordinary transaction affecting the Company's Common Stock after which Stock will no longer be registered under Section l2 of the Securities Exchange Act of 1934, Stock Credits credited to each Participant's Stock Credit account shall be converted into cash equivalents of equal value at the date of such transaction, with Interest Equivalents credited thereafter in the manner provided in Section 4(e).]

    (g) A Participant who is not an Insider Participant who has previously elected to defer any stock portion of an award may, at any one time prior to his termination of employment but only once, elect to transfer, the balance of his Stock Credit account to his cash credit account. The date on which such transfer shall occur shall be the date on which the Employee Benefits Department of the Company receives Participant's election to convert his Stock Credit account to his cash credit account. Upon effectiveness of such transfer, an amount shall be credited to the Participant's cash credit account equal to the number of Stock Credits then credited to the Participant's Stock Credit account multiplied by the Closing Price of Common Stock on the business day immediately preceding the date of transfer, and the balance of the Participant's Stock Credit account shall be reduced to zero.

    (h) A Participant's interest under the Plan shall be deemed to be fully vested at all times and nonforfeitable.

5.  Payment of Deferred Amounts
    ___________________________

    (a) Subject to the provisions below of this Section 5, the Participant may elect to have the amounts deferred in the Participant's cash credit [and] [and/or] Stock Credit accounts paid in from one to ten annual installments commencing either on the date on which he or she shall cease to be an employee of the Company, or as soon as practicable after the January 1 next following such date, and with installments continuing to be payable as soon as practicable after the first day of January of each year thereafter. The election authorized by this Section 5(a) is a one time irrevocable election which must be made at the same time the Participant initially elects to participate in the Plan pursuant to Section 4 hereof and shall apply to all future deferrals made hereunder; provided, however, that, any provision of this Section 5(a) to the contrary notwithstanding, (i) if a Participant should fail for any reason to make an election under the foregoing provisions of this Section 5(a), all amounts deferred shall be paid in one installment on or as soon as practicable after January 1 following the date on which he or she shall cease to be an employee of the Company, unless clause (ii) below applies, in which case payment shall be made in accordance therewith; and (ii) if a Participant's employment with the Company terminates for any reason other than death, retirement, or disability, the amount deferred shall be paid in one installment on a date selected by the Company within six months after such termination of employment. For this purpose, "retirement" shall mean termination of employment in accordance with the retirement regulations of the Company as set forth at the end of the System Pension Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented By a Recognized Union and "disability" shall mean termination of employment at any age with entitlement to benefits under the Company's long-term disability insurance program and/or a disability pension under the Company's retirement program. For purposes of this Section 5(a), a Participant shall elect only one payment schedule which shall apply to both his cash credit account and his Stock Credit account.

    (b) Distribution of a Participant's Stock Credit account balance shall be made in cash with the amount of the distribution determined by multiplying the number of Stock Credits attributable to the installment by the Closing Price of Common Stock on the last business day in December immediately prior to the Plan Year in which the installment is to be paid; provided, however, that, if a distribution date elected by a Participant pursuant to Section 5(a) is not to be as soon as practicable after January 1 of a given year, the Closing Price to be used shall be the Closing Price of Common Stock on the last business day immediately prior to the date of Participant's termination of employment.

    (c) The amount of each annual installment to a Participant shall be determined by dividing the balance remaining in the Participant's account by the number of installments remaining to be paid.

    (d) If, during the lifetime of a Participant, he or she incurs a severe financial hardship as a result of an unanticipated emergency, the Company may, in its sole discretion, accelerate payment of all or any part of the Participant's account balance under the Plan, except that an Insider Participant's Stock Account may not be accelerated under this subsection (d); provided that such accelerated payment shall be limited to the amount necessary to relieve the financial hardship.
         In the event of the death of a Participant either while serving as an employee of the Company or thereafter, the amount deferred shall commence or continue to be paid after the death of the Participant at the time or times and in the installments provided in Section 5(a) above, but the Company shall have power to accelerate the payment of any installment or installments because of hardship or other circumstances determined by the Company in its discretion to warrant such acceleration.

    (e) Any provision above of this Section 5 to the contrary notwithstanding, each Participant's account balance, except an Insider Participant's Stock Account balance, shall be paid in full upon the occurrence of a "Change in Control" as defined in Section 4(c) above unless, prior to such "Change in Control," the Board of Directors of the Company shall have adopted a resolution to the effect that payment should not be made at such time.

6.  Administration
    ______________
    (a) The Plan shall be administered, interpreted and construed by the Committee as such Committee is from time to time constituted. The Committee shall have authority, subject to and consistent with the provisions of the Plan, to prescribe the form of any agreement, instrument, form, or other communication relating to the Plan, to adopt, amend, suspend, waive, and rescind rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan, to construe and interpret the Plan, the rules and regulations or any agreement or instrument entered into under the Plan, and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee under the Plan shall be final, conclusive and binding on the Company, all employees, Participants and beneficiaries and anyone claiming under or through any of them. Any instrument or communication under the Plan to a Participant, employee or beneficiary shall be deemed to have been properly delivered if and when delivered in person or deposited in a Post Office Box regularly maintained by the U.S. Government in an envelope properly stamped and addressed to such Participant, employee or beneficiary at his or her address as it appears on the books of the Company. Any instrument or communication under the Plan to the Company shall be deemed to have been properly delivered if and when received by the Employee Benefits Department of the Company.

    (b) For purposes of the Employee Retirement Income Security Act of 1974, the Plan is intended to be an unfunded deferred compensation plan for a select executive group of employees. The Plan shall be administered, interpreted and construed to carry out such intention, and any provision of the Plan that cannot be so administered, interpreted and construed shall, to that extent, be disregarded.

    (c) Any costs incidental to the administration of the Plan shall be borne by the Company.

7.  General Provisions
    __________________

    (a) The Board of Directors of the Company may modify or amend the Plan, in whole or in part, from time to time, or terminate the Plan at any time, without the consent of any Participant or beneficiary of any Participant; provided, however, that no such modification, amendment or termination shall permit the acceleration of payment of any installment of deferred amounts except as provided in Section 5(d) or 5(e) above and that any modification, amendment or termination shall be of general application to all Participants and beneficiaries and shall not, without the consent of any affected Participant or, in the event of his or her death any affected, beneficiary of a Participant, affect adversely (i) any amount theretofore deferred or credited to the Participant's account or (ii) the right of the Participant to receive all amounts theretofore credited to the Participant's account, including Interest Equivalents or Dividend Equivalents computed to the date of such modification, amendment or termination, at the time or times provided by the Plan prior to such modification, amendment or termination. The Plan shall remain in effect until terminated pursuant to this Section 8(a).

    (b) No rights under the Plan may be pledged, hypothecated, encumbered, transferred or assigned, except that Participant may designate, in writing on a form approved by the Company, a beneficiary or beneficiaries to receive any unpaid amounts under the Plan after the death of the Participant. The Company may at any time and from time to time limit the number of categories of persons or entities who or which may be designated as beneficiaries by a Participant. In the absence of a beneficiary designation or in the event that the designated person or entity shall not be in existence at the time a payment under the Plan comes due, the beneficiary of the Participant shall be the legal representative of the Participant's estate.

    (c) The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, including any corporation which may succeed to all or substantially all of its assets whether by merger, sale of assets or otherwise, and the Participants, their heirs and legal representatives.

    (d) Neither the adoption of the Plan nor any aspect of its operation or administration, including any document delivered pursuant to or describing the Plan, shall limit or restrict in any way the right of the Company to terminate the employment of any employee at any time with or without cause or assigning a reason therefor, or shall be construed to impose upon the Company any liability not expressly and specifically assumed by the Company under the Plan. Each employee of the Company shall remain subject to discharge to the same extent as if the Plan had never been adopted. No Participant or employee shall have any claim to be granted an award under the Program based upon participation in the Plan. No Participant or beneficiary shall have any of the rights or privileges of a stockholder of the Company as a result of any deferral under the Plan in the form of Stock Credits or otherwise based upon rights conferred under the Plan.

    (e) By electing to participate in the Plan, each Participant and each person claiming under or through any Participant, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action or decision taken or made or to be taken or made under the Plan by the Company and the Committee.

    (f) The place of administration of the Plan shall be conclusively deemed to be within the State of Pennsylvania, and the validity, construction, interpretation and administration of the Plan, and of any determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the internal laws of the State of Pennsylvania.

    (g) The Company may withhold any taxes that it determines are required to be withheld in respect of amounts payable under the Plan under the laws of regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign. Such withholding may be made, at the election of the

         Company, from amounts payable under the Plan and/or from any other amounts payable to the Participant by the Company.

    (h) The Plan shall become effective when duly adopted by the Board of Directors of the Company.

    (i) It is intended that the Plan and any and all transactions occurring thereunder be exempt from Section l6 of the Securities Exchange Act of 1934 (the "Exchange Act") as a cash-only plan not involving an equity security of the Company pursuant to Rule 16a-1(c)
         (3) of the regulations promulgated under the Exchange Act and effective May 1, 1991. The Plan Administrator shall interpret and administer the Plan in accordance with this intent.